Amount: $340,000.00 Fixed Rate	Date: March 28 2007

JUDGMENT NOTE

FOR VALUE RECEIVED AND INTENDING TO BE LEGALLY BOUND HEREBY, Skinny Nutritional Corp., a Nevada corporation (hereinafter referred to as "**Borrower**") promises to pay the principal sum of **Three Hundred Forty Thousand Dollars ($340,000.00)** plus interest, and other charges and amounts payable hereunder to the order of the **Valley Green Bank** (hereinafter "**Lender**") located at 7226 Germantown Avenue, Philadelphia PA 19119, as follows:

1. **Loan Documents**. Lender made a certain non-revolving commercial term loan to Borrower this date in the original principal amount above (hereinafter referred to as the "**Loan**") in accordance with a certain Business Loan Agreement in connection with the Loan, bearing even date herewith executed by, among others, Borrower and Lender (hereinafter referred to as the "**Business Loan Agreement**") and to evidence and secure the Loan, Borrower executed Loan Documents, as defined in the Business Loan Agreement, including but not limited to the Business Loan Agreement and this judgment note payable to the order of Lender (hereinafter the "**Note**"). Where used herein, the term "**Loan Document**" or "**Loan Documents**" and **Grantors** shall have the meaning as defined in the Business Loan Agreement.

2. **Interest**. Interest will be charged on the unpaid principal until the full amount of principal has been paid. Borrower will pay interest at a fixed rate equal to **eight and one quarter percent (8.25%)** per annum on the declining principal balance. All computations of Interest shall be calculated on the basis of a 360 day year, but shall be paid for the actual number of days elapsed.

3. **Payments**.

A. **Time and Place of Payments**. Borrower shall fully pay the principal amount of this Note along with interest as follows:

i. Borrower will pay the Loan, including all principal, unpaid accrued interest and all other charges and amounts payable hereunder, in full immediately on Lender's demand, but in no event later than **March 28, 2008** (hereinafter the "**Maturity Date**"). Borrower will pay interest to Lender on a monthly basis following the date hereof until all amounts payable hereunder, including but not limited to principal, interest and other charges and amounts payable hereunder, are fully paid. The first monthly interest payment shall be due **April 28, 2007** and monthly interest payments shall continue monthly thereafter on the same day of each month until all amounts payable hereunder are fully paid;

ii. All payments to Lender shall be made to the address for the Lender at **7226 Germantown Avenue, Philadelphia PA 19119** or at a different place if required by the Lender.

B. **Application of Payments**. Unless otherwise agreed or required by applicable law, payments will be applied first to accrued interest, then to principal, and any remaining amount to unpaid collection costs and late charges.

4. **Prepayment; Prepayment Premium**. Borrower may prepay all or any part of this Note at any time without premium.

5. **Collateral**. This Note is and shall be evidenced and secured by all of the following:

A. **Security Pledge.** As more fully set forth in the Business Loan Agreement, this Note is evidenced and secured by **Collateral** (as defined in the Business Loan Agreement) consisting of a perfected first priority pledge of certain marketable securities in accordance with the terms of certain Commercial Collateral Pledge Agreements executed in connection with the Loan bearing even-date herewith and a certain Commercial Collateral Purchase Agreement executed in connection with the Loan bearing even-date herewith.

6. **Late Payments & Default**.

A. **Late Charges for Overdue Payments**. If Lender has not received the full amount of any monthly payment by the end of **fifteen (15)** calendar days after the date it is due, a late charge of **five percent (5%)** of the overdue payment shall be due and payable by Borrower to Lender.

B. **Cross Default/Default**. The occurrence of an Event of Default hereunder shall constitute an Event of Default under each and all of the Loan Documents, whether now existing or hereafter arising. The occurrence of an Event of Default under any agreement, instrument or other document between Borrower and Lender or any Grantor and Lender shall constitute an Event of Default hereunder. In addition, an Event of Default shall be deemed to have occurred hereunder if any of the following occurs (after giving effect to all grace periods, if any):

i. If Borrower or any Grantor does not pay in full any monthly payment or other amount or payment whatsoever on the date it is due hereunder, whether by acceleration or otherwise, and said failure is not cured within ten (10) days of the due date;

ii. If Borrower or any Grantor fails to strictly perform any covenant, obligation, term, condition or provision of this Note, and said failure is not cured within ten (10) days of the due date as to any monetary failure, or as to any non-monetary failure, said failure is not cured within thirty (30) days following written notice of such failure to the Borrower and Grantor;

iii. If Borrower or any Grantor does not pay in full any amount when it is due under any of the other Loan Documents, whether by acceleration or otherwise and said failure is not cured within ten (10) days of the due date;

iv. If Borrower or any Grantor fails to strictly perform any covenant, obligation, term, condition or provision of any of the Loan Documents, and said failure is not cured within ten (10) days of the due date as to any monetary failure, or as to any non-monetary failure, said failure is not cured within thirty (30) days following written notice of such failure to the Borrower and Grantor;

v. Should Borrower default under any loan, extension of credit, security agreement, purchase or sales agreement or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's ability to repay the Loan or perform their respective obligations under any of the Loan Documents, and such default is not cured within the any allowable cure period or grace period, if any, under the terms of such loan, extension of credit, security agreement, purchase or sales agreement or any other agreement, and said default is not cured within thirty (30) days following written notice of such default to the Borrower;

vi. If any representation, warranty or statement made or furnished to Lender by any Borrower or Grantor, including but not limited to any such representation, warranty or statement contained in this Note or in any of the Loan Documents, is false, or misleading, or is not true or accurate in any respect either now, at the time made or furnished, or at any time in the future, and said failure is not cured within thirty (30) days following written notice of such failure to the Borrower and Grantor, said failure is not cured within thirty (30) days following written notice of such failure to the Borrower and Grantor;

vii. If Borrower or any Grantor dies or becomes insolvent, or a receiver, custodian, or trustee is appointed for any of them or for any property of any of them; or if any of them makes an assignment for the benefit of creditors; or if any proceeding is commenced either by any of them or against any of them under any bankruptcy, reorganization or insolvency laws, and as to any involuntary appointment of receiver or bankruptcy or insolvency proceeding against Borrower or Grantor, said appointment of receiver, assignment or proceeding is not dismissed, stricken or removed from the record within sixty (60) days from commencement;

viii. Upon the commencement of foreclosure, forfeiture, garnishment, attachment, execution or levy, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of

Borrower or any Grantor against any Collateral securing the Indebtedness, or by any governmental agency, and the same is not dismissed, stricken or removed from the record within thirty (30) days from commencement, provided that no such grace period shall be applicable if it relates any of Borrower's any Grantor's deposit accounts with Lender or to any other property of Borrower or any Grantor held by or in the possession of Lender,

ix. Upon the occurrence of an Event of Default under any of the Loan Documents;

x. A material adverse change occurs in Borrower's financial condition, or Lender believes in, good faith, that the prospect of payment or performance of any of this Note, or any of the Loan Documents, or the indebtedness hereunder or thereunder, is impaired and the same is not cured to Lender's satisfaction within thirty (30) days following written notice to the Borrower;

xi. If a final judgment for the payment of money shall be rendered against any Borrower or any Guarantor in excess of $50,000.00 and, within thirty (30) days after the entry, the judgment shall not have been discharged or execution stayed pending appeal, or if, within thirty (30) days after the expiration of any stay, the judgment shall not have been discharged;

xii. If, without Lender's prior written consent, there occurs any sale, conveyance, alienation, exchange, lease, encumbrance, pledge or other transfer of any of the collateral securing this Note (whether voluntarily or by operation of law), including without limitation the sale, conveyance, alienation, mortgage, encumbrance, pledge or other transfer of any portion of any of the Collateral or if Borrower or any Grantor shall cause or permit any of the aforesaid. If Borrower or any Grantor is a corporation, any change in the ownership of the corporate stock of Borrower or such Grantor greater than 50% shall be deemed to be a transfer of such Borrower's or Grantor's collateral within the meaning of this section. If Borrower or Grantor is a partnership, any change in the ownership of partnership interests of such Borrower or Grantor shall be deemed to be a transfer of the such Borrower's or Grantor's collateral within the meaning of this section; or

xiii. If Borrower or any Guarantor generally fails to pay its debts as they become due or if Lender in good faith for any reason deems itself insecure, and the same is not cured to Lender's satisfaction within thirty (30) days following written notice to the Borrower;

C. **Acceleration of Debt on Default**. If any Event of Default occurs under this Note, or upon any other specified occurrence allowing acceleration under this Note or under any of the Loan Documents, Lender may declare the entire unpaid principal balance of this Note, all accrued interest and all other sums payable hereunder immediately due, without further notice to Borrower, and Borrower will then pay that amount. Upon an Event of Default, including failure to pay at the maturity date, the interest rate on this Note shall increase by **two percent (2%)** and Borrower will pay such higher rate. This Default interest rate shall be applicable to any judgment obtained on this Note. The interest rate will not exceed the maximum rate permitted by law.

D. **No Waiver By Lender**. Even if, at a time when Borrower is in default, Lender does not require Borrower to pay immediately in full as described above, Lender will still have the right to do so if Borrower is in default at a later time.

E. **Payment of Lender's Costs and Expenses**. Lender may hire or pay someone else to help collect this Note. Borrower agrees to pay to Lender on demand all costs and expenses, including attorneys' fees and other collection fees and costs, incurred by Lender in connection with collecting any amounts payable under this Note and those in connection with enforcing and collect amounts payable hereunder and under other Loan Documents. This includes, to the extent permitted under applicable law, Lender's reasonable attorneys' fees and legal expenses whether or not there is a lawsuit, including reasonable attorneys' fees and legal expenses for any bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any post-judgment collection fees and services. Lender may also recover all court, alternative dispute resolution or other collection costs (including without limitation, fees and charges of collection agencies) actually incurred by Lender.

F. **Remedies Cumulative**. Upon the occurrence of an event of Default, Lennder may take any and all remedies available against Borrower and any Grantor at law and at equity, any and all remedies provided

herein and any and all remedies provided in any of the Loan Documents, and any and all remedies provided in any other agreement between any Borrower and Lender or any Grantor and Lender, all remedies being cumulative.

7. <u>**Notices**</u>. Unless applicable law requires a different method, any notice that given hereunder shall be given in the manner and to the address as provided in the Business Loan Agreement.

8. <u>**Borrower's Obligations**</u>. Borrower represents and warrants to Lender, as of the date of this Note, and as of the date of any renewal, extension or modification of this note and at all times any until all amounts payable under this Note and the Loan Documents are fully paid to Lender, that this Note constitutes legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with its terms and that the representations sets forth any of the Loan Documents are and shall be at all times true and correct in all respects. In addition to as elsewhere provided herein, Borrower shall strictly perform all of the terms, promises and agreements set forth in the Loan Documents. Borrower is fully obligated to keep all of the promises made herein, including the promise to pay the full amount owed. Any person or entity who expressly takes over these obligations, including the obligations of a guarantor, surety or endorser hereof, is also obligated to keep all of the promises made herein.

9. <u>**Waivers**</u>. Borrower and any other person who has obligations hereunder waive the rights of presentment and notice of dishonor. "Presentment" means the right to require the holder of the Note to demand payment of amounts due. "Notice of dishonor" means the right to require Lender to give notice to other persons that amounts due have not been paid.

10. <u>**Loan Document Provisions**</u>. In addition to the protections given to Lender hereunder, the Loan Documents protect Lender from possible losses which might result if any Borrower does not keep the promises which any Borrower makes herein. All of the terms of the Loan Documents are incorporated herein by reference as if set forth herein at length and the representations, warranties and covenants of each Borrower shall survive any judgment or foreclosure of any security interest granted under the Loan Documents.

11. <u>**Dishonored Item Fee**</u>. Borrower will pay a fee to the Note holder of **$50.00** if Borrower makes a payment and the check or preauthorized charge with which Borrower pays is later dishonored.

12. <u>**Loan Charges**</u>. If a law, which applies to the loan represented by this Note and which sets maximum loan charges, is finally interpreted so that the interest or other loan charges collected or to be collected in connection with this loan exceed the permitted limits, then: (i) any such loan charge shall be reduced by the amount necessary to reduce the charge to the permitted limit and (ii) any sums already collected from Borrower which exceeded permitted limits will be refunded to Borrower. Lender may choose to make this refund by reducing the principal Borrower owes hereunder or by making a direct payment to Borrower. If a refund reduces principal, the reduction will be treated as a partial prepayment.

13. <u>**Failure to Meet Certain Obligations**</u>. If Borrower or any Grantor fails to: (i) provide Lender with financial information or any other documentation to which Lender is entitled; (ii) execute any documentation which Borrower or each Grantor is obligated to execute under any of the Loan Documents; or (iii) timely pay to Lender any amounts due to Lender under any of the Loan Documents including, but not limited to, attorneys' fees, Lender may increase the interest rate hereunder by **two percent (2%)** above the interest rate in effect at the time of such failure. This right is in addition to any and all other rights that Lender may have under the Loan documents or by law and whether or not Lender has declared an Event of Default. If Lender elects to increase the rate but not declare an Event of Default, Lender has not waived its right to declare an Event of Default at a later time or for another such failure.

14. <u>**Confession of Judgment**</u>. **BORROWER HEREBY IRREVOCABLY AUTHORIZES AND EMPOWERS ANY ATTORNEY-AT-LAW TO APPEAR IN ANY COURT OF RECORD UPON THE OCCURRENCE OF AN EVENT OF DEFAULT HEREUNDER AND TO CONFESS JUDGMENT AGAINST BORROWER, AND EACH AND ALL OF THEM, JOINTLY AND SEVERALLY, AND IN FAVOR OF LENDER, FOR THE UNPAID AMOUNT OF THIS NOTE, INCLUDING BUT NOT LIMITED TO ALL PRINCIPAL, INTEREST AND OTHER CHARGES DUE HEREUNDER, WHETHER BY ACCELERATION OR OTHERWISE, PLUS ATTORNEYS' FEES AS PROVIDED IN THIS NOTE, PLUS COSTS OF SUIT, AS EVIDENCED BY AN AFFIDAVIT SIGNED BY AN OFFICER OF LENDER**

SETTING FORTH THE AMOUNT THEN DUE, INCLUDING BUT NOT LIMITED TO ALL PRINCIPAL, INTEREST AND OTHER CHARGES DUE HEREUNDER, WHETHER BY ACCELERATION OR OTHERWISE, PLUS ATTORNEYS' FEES AS PROVIDED IN THIS NOTE, PLUS COSTS OF SUIT, AND TO RELEASE ALL ERRORS, AND WAIVE ALL RIGHTS OF APPEAL. JUDGMENT MAY BE CONFESSED ANY AT ANY ONE OR MORE TIMES. IF A COPY OF THIS NOTE, VERIFIED BY AN AFFIDAVIT, SHALL HAVE BEEN FILED IN THE PROCEEDING, IT WILL NOT BE NECESSARY TO FILE THE ORIGINAL AS A WARRANT OF ATTORNEY. BORROWER WAIVES THE RIGHT TO ANY STAY OF EXECUTION AND THE BENEFIT OF ALL EXEMPTION LAWS NOW OR HEREAFTER IN EFFECT. NO SINGLE EXERCISE OF THE FOREGOING WARRANT AND POWER TO CONFESS JUDGMENT WILL BE DEEMED TO EXHAUST THE POWER, WHETHER OR NOT ANY SUCH EXERCISE SHALL BE HELD BY ANY COURT TO BE INVALID, VOIDABLE, OR VOID; BUT THE POWER WILL CONTINUE UNDIMINISHED AND MAY BE EXERCISED FROM TIME TO TIME AS LENDER MAY ELECT UNTIL ALL AMOUNTS OWING ON THIS NOTE HAVE BEEN PAID IN FULL. BORROWER, BEING FULLY AWARE OF THE RIGHT TO NOTICE AND A HEARING CONCERNING THE VALIDITY OF ANY AND ALL CLAIMS THAT MAY BE ASSERTED AGAINST BORROWER BY LENDER BEFORE A JUDGMENT CAN BE ENTERED HEREUNDER OR BEFORE EXECUTION MAY BE LEVIED ON SUCH JUDGMENT AGAINST ANY AND ALL PROPERTY OF BORROWER, HEREBY WAIVES THESE RIGHTS AND AGREES AND CONSENTS TO JUDGMENT BEING ENTERED BY CONFESSION IN ACCORDANCE WITH THE TERMS HEREOF AND EXECUTION BEING LEVIED ON SUCH JUDGMENT AGAINST ANY AND ALL PROPERTY OF BORROWER, IN EACH CASE WITHOUT FIRST BEING GIVEN NOTICE AND THE OPPORTUNITY TO BE HEARD ON THE VALIDITY OF THE CLAIM OR CLAIMS UPON WHICH SUCH JUDGMENT IS ENTERED.

15. **General Provisions**. Lender may delay or forgo enforcing any of its rights or remedies hereunder without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, protest and notice of dishonor. Upon any change in the terms hereof, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this Note, or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this Note without consent of or notice to anyone other than the party with whom the modification is made. The obligations hereunder are joint and several. In the event that any term or provision herein is determined to be unenforceable as to any person or circumstance, such finding shall not render that provision invalid or unenforceable as to any other persons or circumstances. If feasible, any such offending provision shall be deemed modified to be within the limits of enforceability and validity, however if the offending provision cannot be so modified, it shall be stricken and all other provisions hereof shall remain valid and enforceable to the fullest extent permitted by law. This Note may not be modified by Borrower except as in a writing signed by Lender. This Note is binding on the heirs, administrators, successors and assigns of Borrower. Borrower may not assign this Note. Lender may assign this Note without the consent of Borrower. Borrower understands that Lender may transfer this Note to an assignee or successor and any such assignee or successor shall also constitute and be referred to herein as Lender. Time is of the essence.

16. **Choice of Forum & Law. IF THERE IS A LAWSUIT, BORROWER AGREES UPON LENDER'S REQUEST TO SUBMIT TO THE JURISDICTION OF THE STATE OR FEDERAL COURTS LOCATED IN THE COMMONWEALTH OF PENNSYLVANIA AND BORROWER HEREBY WAIVE THE RIGHT TO ANY JURY TRIAL, TO THE EXTENT PERMITTED BY LAW, IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY EITHER BORROWER OR NOTE HOLDER AGAINST THE OTHER.**

THE NOTE SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA. HOWEVER, IN THE EVENT THAT THE ENFORCEABILITY OR VALIDITY OF ANY PROVISION IN THIS NOTE IS CHALLENGED OR QUESTIONED, SUCH PROVISION SHALL BE GOVERNED BY WHICHEVER APPLICABLE STATE OR FEDERAL LAW WOULD UPHOLD OR WOULD ENFORCE SUCH CHALLENGED OR

QUESTIONED PROVISION. THE LOAN TRANSACTION WHICH IS EVIDENCED BY THIS NOTE HAS BEEN APPLIED FOR, CONSIDERED, APPROVED AND MADE IN THE COMMONWEALTH OF PENNSYLVANIA.

PRIOR TO SIGNING THIS NOTE, BORROWER HAS READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE. BORROWER AGREES TO THE TERMS OF THE NOTE. BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THE NOTE. THIS NOTE HAS BEEN SIGNED AND SEALED BY THE UNDERSIGNED.

IN WITNESS WHEREOF, Borrower has duly executed this Note under seal on the day and year first written above.

Borrower:
Skinny Nutritional Corp.

By: ______________________
Donald J. McDonald, CEO

Attest: ______________________